      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 1998

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------
                              CLAIRE'S STORES, INC.
             (Exact name of registrant as specified in its charter)

                                ----------------
         DELAWARE                                       59-0940416
 (State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                   Identification No.)

                               3 S.W. 129TH AVENUE
                          PEMBROKE PINES, FLORIDA 33027
                                 (954) 433-3900
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                ----------------

                                  IRA D. KAPLAN
                              SENIOR VICE PRESIDENT
                              CLAIRE'S STORES, INC.
                               3 S.W. 129TH AVENUE
                          PEMBROKE PINES, FLORIDA 33027
                                 (954) 433-3900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                          COPIES OF COMMUNICATIONS TO:

                              ANDREW E. BALOG, ESQ.
                            GREENBERG TRAURIG HOFFMAN
                          LIPOFF ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                                ----------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: From time to time after this
                    Registration Statement becomes effective.

                                ----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------
                         CALCULATION OF REGISTRATION FEE

========================================== ====================== ===================== ====================== =====================
                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE          OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION FEE
            TO BE REGISTERED                    REGISTERED            PER UNIT (1)            PRICE(1)
------------------------------------------ ---------------------- --------------------- ---------------------- ---------------------
Common Stock, par value $0.05 per share..    2,070,286 Shares          $21.18                 $43,848,657            $12,935
========================================== ====================== ===================== ====================== =====================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices for the Registrant's Common Stock on July 1, 1998 as reported by The New York Stock Exchange.

                                ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                      SUBJECT TO COMPLETION, JULY __, 1998

PROSPECTUS

                                2,070,286 SHARES

                              CLAIRE'S STORES, INC.

                                  COMMON STOCK

                                ----------------


         This Prospectus relates to an aggregate of 2,070,286 shares (the "Shares") of common stock, par value $0.05 per share ("Common Stock"), of Claire's Stores, Inc., a Delaware corporation (the "Company"), which may be offered (the "Offering") for sale by a person (the "Selling Stockholder") who has acquired such shares in connection with the Company's acquisition of a certain business not involving a public offering. The Shares are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of and for the account of the Selling Stockholder to permit the public sale or other distribution of the Shares. The Company will not receive any proceeds from the any such sales.

         The Shares may be sold or distributed from time to time by or for the account of the Selling Stockholder or its pledgees through underwriters, dealers, brokers or other agents, or directly to one or more purchasers, including pledgees, in transactions on the NYSE (as defined below) or other exchanges, in privately negotiated transactions or in the over-the-counter market, or in brokerage transactions, or in a combination of such transactions at market prices prevailing at the time of sale or at prices otherwise negotiated. This Prospectus also may be used, with the Company's prior consent, by donees of the Selling Stockholder, or by other persons acquiring Shares and who desire to offer and sell such Shares under circumstances requiring or making desirable its use. The Selling Stockholder and any underwriters, brokers, dealers or agents executing sale orders on behalf of the Selling Stockholder may be deemed to be "underwriters" as defined in the Securities Act, in which event profits realized by the Selling Stockholder and any commissions paid to any underwriters, brokers, dealers or agents may be deemed to be underwriting commissions under the Securities Act. Furthermore, if any brokers or dealers purchase any Shares as principals, any profits realized by such persons on the resale of the Shares may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution". The Company and the Selling Stockholder have agreed to indemnify one another and certain other persons, including underwriters who may be selected by the Selling Stockholder, against liabilities under the Securities Act. See "Selling Stockholder" and "Plan of Distribution."

         The Company will bear all expenses incident to the registration, offer and sale of the Shares other than underwriting and brokerage commissions, discounts, fees and certain counsel fees incurred by such Selling Stockholder.

         The Common Stock is traded on The New York Stock Exchange (the "NYSE") under the symbol "CLE". On July 1, 1998, the last reported price for the Common Stock as reported by the NYSE was $21.38 per share.

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

                                ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS A
                                 CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS JULY __, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission") under File No. 1-8899. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60606 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Common Stock is traded on the NYSE. Information filed by the Company with the NYSE may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. This Registration Statement and the exhibits and schedules thereto can be inspected at the public reference facilities and regional offices of the Commission and the offices of the NYSE referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company under the Exchange Act with the Commission are incorporated in and made a part of this Prospectus by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998; (2) the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 1998; (3) the Company's Notice of Annual Meeting and Proxy Statement dated May 12, 1998 relating to the 1998 Annual Meeting of Stockholders held on June 10, 1998; and (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The making of a modifying or superseding statement shall not be deemed an admission that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

         The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to Glenn Canary, Director of Investor Relations, Claire's Stores, Inc., 3 S.W. 129th Avenue, Pembroke Pines, Florida 33027, telephone
(954) 433-3900.

                                   THE COMPANY

GENERAL

         Claire's Stores, Inc. (the "Company"), operating through its wholly-owned subsidiaries, Claire's Boutiques, Inc., Claire's Puerto Rico Corp., Claire's Canada Corp. and Claire's Accessories UK Ltd. and its 50%-owned subsidiary Claire's Nippon Co., Ltd., is a leading mall-based retailer of popular-priced teens' fashion accessories and apparel. As of March 31, 1998, the Company operated a total of 1,752 such stores in 49 states, Canada, the Caribbean, the United Kingdom and Japan. The stores are operated under the trade names "Claire's Boutiques", "Claire's Accessories", "Topkapi", "The Icing", "Claire's Etc.", "Accessory Place", "Bow Bangles", "Dara Michelle" and "L'ccessory".

         The Common Stock is traded on the NYSE under the symbol "CLE". The Company's principal executive offices are located at 3 S.W. 129th Avenue, Pembroke Pines, Florida 33027, and its telephone number is (954) 433-3900.

RECENT DEVELOPMENTS

         In April 1998, the Company acquired Lux Corporation ("Lux"), a chain retailer of teen unisex apparel and accessories operating under the trade name "Mr. Rags." The Company issued the Shares offered hereby in this transaction, which has been accounted for as a pooling of interests business combination.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES BEING OFFERED HEREBY INVOLVES A SIGNIFICANT DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SHARES SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS WHICH MAY ADVERSELY AFFECT THE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND FUTURE PROSPECTS OF THE COMPANY, AND THE PREVAILING MARKET PRICE AND PERFORMANCE OF THE COMPANY'S COMMON STOCK. CERTAIN STATEMENTS AND INFORMATION CONTAINED HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS:

         MERCHANDISING/FASHION SENSITIVITY. The Company's success is largely dependent on its ability to gauge the fashion tastes of its customers, predominantly teenage females, and to provide merchandise that satisfies customer demand in a timely manner. The Company's failure to anticipate, identify or react appropriately to changes in fashion trends could have a material adverse effect on the Company's business, financial condition and results of operations. Misjudgment or unanticipated changes in fashion trends could lead to excess inventories and higher markdowns, and continued fashion misjudgments could have a material adverse effect on the Company's image with its customers.

         EXPANSION AND MANAGEMENT OF GROWTH. The Company's continued growth depends to a significant degree on its ability to open and operate stores on a profitable basis and on management's ability to manage the Company's planned expansion. The Company added an aggregate of 165 stores during fiscal 1998, bringing the total number of stores, domestically and internationally, to 1,725 as of January 31, 1998. The Company's planned expansion includes the opening of stores in North America and new international geographic markets. These new international markets have in the past presented, and may in the future present, competitive and merchandising challenges that are different from those faced by the Company in its existing geographic markets. The Company's continued expansion is dependent upon a number of factors, including the ability of the Company to locate and obtain favorable store sites, negotiate acceptable lease terms, obtain adequate merchandise supply and hire and train qualified management level and other employees. Factors beyond the Company's control may also affect the Company's ability to expand, including general economic and business conditions affecting consumer spending. There can be no assurance that the Company will achieve its planned expansion or that such expansion will be profitable.

         RELIANCE ON VENDORS AND CONTRACT MANUFACTURERS. The Company does not own or operate any manufacturing facilities and does not have any long term contractual relationships with its vendors and contract manufacturers. The Company's business is dependent on its ability to purchase merchandise at competitive prices in adequate quantities and with timely deliveries. Although none of the Company's approximately 300 vendors accounted for more than 1% of its net sales during fiscal 1998, the inability or unwillingness of several vendors to increase their sales to the Company to keep pace with the Company's anticipated growth, or the loss of several vendors for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to acquire merchandise in sufficient quantity and on terms favorable to the Company in the future. Delays in receiving merchandise, or deterioration in the quality thereof, could materially and adversely affect the Company's business, financial condition and results of operations.

         ECONOMIC CONDITIONS AND CONSUMER SPENDING. The teen fashion accessory and apparel industry historically has been subject to substantial cyclical variations. The Company's business is sensitive to changing levels of consumer spending, and the Company's sales and profitability may be adversely affected by unfavorable local, regional or national economic conditions. Substantially all of the Company's stores are located in regional shopping malls and the Company's sales benefit from a high volume of traffic in such malls. The Company therefore depends in part on the ability of mall "anchor" tenants and other area attractions, including movie theaters, to generate consumer traffic in the vicinity of the Company's stores. The Company's sales also depend on the continuing popularity of malls as shopping and leisure-time destinations for teens and young adults. Mall traffic and sales volume may be adversely affected by economic downturns, severe weather, natural disasters, a decrease in the amount of discretionary income of the Company's customers, the closing of anchor department stores and declines in the desirability of the shopping environment in a particular mall, all of which could adversely affect the Company's business, financial condition and results of operations.

         FLUCTUATIONS IN COMPARABLE STORE NET SALES RESULTS. The Company's comparable store net sales results have fluctuated significantly in the past, on both an annual and quarterly basis, and are expected to continue to fluctuate in the future. A variety of factors affect the Company's comparable store net sales results, including general economic conditions, fashion trends, the retail sales environment, the timing of promotional events, changes in the Company's merchandise mix, calendar shifts of holiday periods, actions by competitors and weather conditions. The Company's future comparable store net sales results are likely to have a significant effect on the market price of the Company's Common Stock.

         DEPENDENCE ON SINGLE DISTRIBUTION FACILITY. The Company's distribution functions for all of its stores located in the United States and Canada are handled from a single facility in Hoffman Estates, Illinois. Any significant interruption in the operation of the distribution facility, due to natural disaster or otherwise, would have a material adverse effect on the Company's business, financial condition and results of operations.

         FOREIGN MERCHANDISE SOURCING. Substantially all of the Company's merchandise is manufactured outside the United States, principally in Asia, through arrangements with contract manufacturers. As a result, the Company's operations are subject to the risks generally associated with doing business abroad, such as foreign government regulations, political instability, the imposition of additional regulations relating to imports, the imposition of additional duties, taxes and other charges on imports, significant fluctuations in the value of the dollar against foreign currencies or restrictions on the transfer of funds. The inability of a contract manufacturer to ship orders in a timely manner could cause the Company to fail to meet the merchandise requirements of its stores for those items, which could result in lost sales and dissatisfied customers. Any significant interruption in the Company's foreign sourcing would have a material adverse effect on the Company's business, financial condition and results of operations.

         SEASONALITY AND QUARTERLY RESULTS. The Company's business is seasonal by nature, with the Christmas, Easter and back-to-school periods historically accounting for the largest percentage of annual net sales. In fiscal 1998, approximately 45% of the Company's annual net sales occurred in the first half of the fiscal year and 55% occurred in the second half. The Company's quarterly results of operations may also fluctuate significantly as a result of a variety of factors, including the timing of store openings, the amount of revenue contributed by new stores, changes in the mix of products sold, the timing and level of markdowns, expansions and relocations, competitive factors and general economic conditions.

         COMPETITION. The teen fashion accessory and apparel business is highly competitive. The Company competes on a national and international level with certain leading department stores and national retail chains which offer the same or similar styles of merchandise. The Company also competes with a wide variety of regional and local specialty stores.

         RELIANCE ON KEY PERSONNEL. The continued success of the Company is dependent to a significant degree upon the services of its key personnel, particularly its executive officers. The loss of the services of any member of senior management could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's success in the future will also be dependent on the Company's ability to attract and retain qualified personnel. The Company's inability to attract and retain such additional qualified personnel in the future could have a material adverse effect on the Company's business, financial condition and results of operations.

         DIVIDENDS. Although the Company has paid cash dividends on the Common Stock since 1985, there is no assurance that the Company will continue to pay dividends on the Common Stock in the future. The declaration and payment of dividends on the Common Stock will depend on the earnings and financial condition of the Company, its liquidity and capital requirements, general economic conditions and other factors deemed relevant by the Company's Board of Directors.

         YEAR 2000. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define an applicable year. These programs were written without considering the impact of the upcoming change in the century and may experience problems handling dates beyond the year 1999. This could cause certain computer applications to fail or to create erroneous results unless corrective measures are taken. Incomplete or untimely resolution of the Year 2000 issue could have a material adverse impact on the Company's business, operations or financial condition in the future. The Company has, however, been assessing the impact that the Year 2000 issue will have on its computer systems since 1996, and in response to these assessments, which are ongoing, the Company has developed a plan to inventory critical systems and develop solutions to those systems that are found to have date-related deficiencies. Project plans call for the completion of the solution implementation phase and testing of those solutions prior to any anticipated impact on the Company's systems. Management does not expect the financial impact of upgrading the Company's computer systems to have a material adverse effect on the Company's business, financial condition or results of operations, although there is no assurance in this regard.

         ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S CHARTER AND BYLAWS. The Company is organized under the laws of the State of Delaware. Certain provisions of Delaware law may have the effect of delaying, deferring or preventing a change in control of the Company. In addition, certain provisions of the Company's Restated Certificate of Incorporation (as amended, the "Restated Certificate") and Amended Bylaws (the "Bylaws") may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. The Restated Certificate authorizes the Board of Directors of the Company to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock and to fix the number of shares of any series of preferred stock and the designation of any such series, without any vote or action by the Company's stockholders. Thus, the Board can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of the Common Stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company, since the terms of the preferred stock that might be issued could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the Common Stock. Other provisions of the Restated Certificate and Bylaws provide (i) that the stockholders may not take action by written consent, but only at duly called annual or special meetings of stockholders, (ii) that special meetings of the stockholders may be called only by the Chairman of the Board of Directors or President or a majority of the entire Board of Directors, and (iii) that certain corporate transactions involving holders of 10% or more of any class of the Company's capital stock require approval of at least 75% of the voting power of the outstanding capital stock. See "Description of Capital Stock -- Anti-takeover Effects of Certain Provisions of Delaware Law and the Company's Certificate of Incorporation and Bylaws."

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares being offered by the Selling Stockholder hereunder. All expenses related to the registration of the Shares will be borne by the Company. See "Plan of Distribution."

                               SELLING STOCKHOLDER

         The following table sets forth certain information as of June 30, 1998 (except as otherwise indicated) as to the beneficial ownership of the Shares by the Selling Stockholder. Because the Selling Stockholder may offer all or a portion of the Shares at any time and from time to time after the date of this Prospectus, no estimate can be made of the number of Shares that such Selling Stockholder may retain upon completion of the offering contemplated by this Prospectus. To the knowledge of the Company, the Selling Stockholder has not had within the past three years any material relationship with the Company or any of its predecessors or affiliates, except as set forth in the footnotes to the following table.

                                                       SHARES BENEFICIALLY OWNED       SHARES TO BE OFFERED FOR THE
            NAME OF SELLING STOCKHOLDER                  PRIOR TO THE OFFERING        SELLING STOCKHOLDER'S ACCOUNT
            ---------------------------                -------------------------      -----------------------------
   Crestwood Partners LLC..............                         2,070,286                       2,070,286


-------------------------

(1) The Selling Stockholder, a Washington limited liability company, is the former sole stockholder of Lux. The managers of the Selling Stockholder served as the officers and directors of Lux, prior to the Company's acquisition thereof. As of the date of this Prospectus, one such manager continues to serve as an officer of Lux while the other serves as a consultant to the Company.

                              PLAN OF DISTRIBUTION

         The Selling Stockholder or pledgees may sell or distribute some or all of the Shares from time to time through underwriters, dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve crosses and block transactions) on the NYSE or other exchanges on which the Common Stock may be listed for trading, in privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in brokerage transactions, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. This Prospectus also may be used, with the Company's consent, by donees of the Selling Stockholder, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use. To the extent required, the Company will file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to set forth the name of any donee of the Selling Stockholder and of any other material information with respect to the plan of distribution not previously disclosed.

         The Selling Stockholder and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the Selling Stockholder and any underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares.

         Under Rule 101 of Regulation M as promulgated by the Commission ("Regulation M"), any person engaged in a distribution of any of the Shares may not simultaneously engage in market activities with respect to the Common Stock for the applicable period thereunder prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable rules of Regulation M, including without limitation Rule 102, which rules may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder. All of the foregoing may affect the marketability of the Common Stock.

         The Company will pay all of the expenses incident to the registration, offer and sale of the Shares by the Selling Stockholder hereunder to the public other than commissions and discounts of underwriters, brokers, dealers or agents and certain counsel fees incurred by the Selling Stockholder. The Company and the Selling Stockholder have agreed to indemnify one another and certain other persons, including underwriters, against liabilities under the Securities Act.

         If Shares are sold in an underwritten offering, the Shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and brokers or dealers, if any, will be set forth in a supplement to this Prospectus relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to brokers or dealers may be changed from time to time. Unless otherwise set forth in a supplement to this Prospectus, the obligations of the underwriters to purchase the Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the shares specified in such supplement if any such Shares are purchased.

         In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 or any other available exemption from registration under the Securities Act may be sold under Rule 144 or such other available exemption rather than pursuant to this Prospectus.

         In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

                          DESCRIPTION OF CAPITAL STOCK

         The Restated Certificate of the Company authorizes 171,000,000 shares of capital stock consisting of 150,000,000 shares of Common Stock, par value $.05 per share, 20,000,000 shares of Class A Common Stock, par value $.05 per share (the "Class A Common Stock"), and 1,000,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock"). There were 47,886,246 shares of Common Stock, 2,899,164 shares of Class A Common Stock and no shares of Preferred Stock, issued and outstanding as of June 30, 1998. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Restated Certificate and Bylaws of the Company, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

         The shares of Common Stock and Class A Common Stock are identical in all respects, except for voting rights and certain dividend, conversion and transfer rights, as described below.

         VOTING RIGHTS. Each share of Common Stock entitles the holder to one
(1) vote on each matter submitted to a vote of the Company's stockholders and each share of Class A Common Stock entitles the holder to ten (10) votes on each such matter, in each case including the election of directors. Except as required by applicable law, holders of the Common Stock and Class A Common Stock will vote together on all matters submitted to a vote of the stockholders. Neither the Common Stock nor the Class A Common Stock have cumulative voting rights.

         DIVIDENDS. Holders of Common Stock and Class A Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company as may be declared thereon by the Board of Directors out of funds legally available therefrom, subject to the dividend and liquidation rights of any Preferred Stock that may be issued and outstanding, provided that no cash dividend shall be declared and paid on the Class A Common Stock unless a cash dividend is simultaneously declared and paid on the Common Stock, and the per share amount of such dividend declared and paid on the Class A Common Stock does not exceed 50% of the per share amount of the dividends declared and paid on the Common Stock.

         CONVERSION AND TRANSFER. The Common Stock has no conversion rights. The Common Stock is freely transferable and is traded on the NYSE. Class A Common Stock is convertible into Common stock at any time and from time to time at the option of the holder, on the basis of one share of Common Stock for each share of Class A

Common Stock converted, and may be sold, as Common Stock, in open market transactions. The Class A Common Stock, as such, has limited transferability and is not traded on any exchange or organized market.


         LIQUIDATION. In the event of liquidation, after payment of the debts and other liabilities of the Company and after making provision for the holders of Preferred Stock, if any, the remaining assets of the Company will be distributable ratably among the holders of the Common Stock and Class A Common Stock treated as a single class.

         OTHER PROVISIONS. The holders of the Common Stock and Class A Common Stock are not entitled to preemptive rights. Neither the Common Stock nor the Class A Common Stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion.

         TRANSFER AGENT AND REGISTRAR. The Transfer Agent and Registrar for the Common Stock and Class A Common Stock is First Union National Bank of North Carolina.

PREFERRED STOCK

         The Board of Directors of the Company is authorized, without further stockholder action, to divide any or all shares of the authorized Preferred Stock into series and fix and determine the designations, preferences and relative rights and qualifications, limitations, or restrictions thereon of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this Prospectus, the Board of Directors has not authorized any series of Preferred Stock, and there are no plans, agreements or understandings for the authorization or issuance of any shares of Preferred Stock. The issuance of Preferred Stock with voting rights or conversion rights may adversely affect the voting power of both classes of Common Stock, including the loss of voting control to others.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND THE COMPANY'S
    CERTIFICATE OF INCORPORATION AND BYLAWS

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). Subject to certain exceptions, Section
203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the Board of Directors or unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

         In addition, certain provisions of the Restated Certificate and Bylaws, which are summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price of the shares held by stockholders.

         STOCKHOLDER ACTION; SPECIAL MEETING OF STOCKHOLDERS. The Restated Certificate provides that stockholders may not take action by written consent, but only at duly called annual or special meetings of stockholders. The Bylaws further provide that special meetings of stockholders of the Company may be called only by the Chairman of the Board of Directors or the President or a majority of the Board of Directors.

         AUTHORIZED BUT UNISSUED SHARES. The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock may enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management.

         APPROVAL OF FUNDAMENTAL CHANGES. The Restated Certificate provides that, in the case of, among other things, a merger, sale of assets, issuance of securities, liquidation or reclassification (a "Fundamental Change") involving a beneficial owner of 10% or more of the voting power of any series or class of the Company's capital stock (a "Related Person"), or any affiliate or associate of a Related Person, such Fundamental Change must be approved by 75% of the voting power of the outstanding shares of capital stock of the Company unless a majority of the Continuing Directors (as defined in the Restated Certificate) have expressly approved the Fundamental Change either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Company that caused the Related Person to become a Related Person.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Miami, Florida.



                                     EXPERTS

         The consolidated financial statements of the Company and its subsidiaries as of January 31, 1998 and February 1, 1997, and for each of the years in the three-year period ended January 31, 1998, have been incorporated by reference in this Prospectus and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


=====================================================                     ================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR
INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN
CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS
AND IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN                                      2,070,286 SHARES
AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL
OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES                                      CLAIRE'S STORES, INC.
OTHER THAN THE SECURITIES TO WHICH IT RELATES
OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO
BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH
SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE                                         COMMON STOCK
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION  THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR
THAT THE INFORMATION CONTAINED HEREIN IS CORRECT
AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                ---------------

                    TABLE OF CONTENTS

                                                  PAGE

Available Information...............................2                             ___________________________
Incorporation of Certain Documents by Reference.....2
The Company.........................................3                                     PROSPECTUS
Risk Factors........................................4                             ___________________________
Use of Proceeds.....................................6
Selling Stockholder.................................7
Plan of Distribution................................7
Description of Capital Stock........................8
Legal Matters......................................10
Experts............................................10

                                                                                           JULY __, 1998

=====================================================                     ================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses (other than underwriting and brokerage discounts, commissions and fees and legal fees incurred by the Selling Stockholder, if any, payable by such Selling Stockholder) payable in connection with the sale and distribution of the Shares being registered. All amounts are estimates except the Securities and Exchange Commission registration fee. All of the expenses below will be paid by the Registrant.

           Securities and Exchange Commission registration fee.........$12,935
           Legal fees and expenses.....................................$10,000
           Accounting fees and expenses................................$ 5,000
           Printing and engraving expenses.............................$ 1,500
           Blue Sky fees and expenses..................................$   500
           Miscellaneous...............................................$ 1,000

                 Total.................................................$30,935

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, the Registrant is empowered to indemnify its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Article Twelfth of the Registrant's Restated Certificate of Incorporation (as amended, the "Restated Certificate") also provides for the mandatory indemnification of the Registrant's directors and officers to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights that such law permitted the Registrant to provide prior to such amendment). Further Article III, Section 15 of the Company's Amended By-Laws provides for mandatory indemnification of any director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer or agent of another company, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under applicable law.

         Article Twelfth of the Restated Certificate provides that a director of the Registrant shall not be personally liable to the Registrant or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of a duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing the payment of a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which an improper personal benefit is derived. The provision also provides that the personal liability of a director shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as may hereafter be amended. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Registrant maintains a policy of directors' and officers' liability insurance that insures, subject to certain exclusions, the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment in connection with a proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 16.      EXHIBITS

    EXHIBIT                                                  DESCRIPTION

      4.1        Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) in the Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1992, Commission
                 File No. 1-8899)

      4.2        Certificate of Amendment of the Restated Certificate of Incorporation*


      4.3        Certificate of Amendment of the Restated Certificate of Incorporation*

      4.4        Amended  Bylaws (incorporated by reference to Exhibit 3(b) in the Registrant's Annual Report on
                 form 10-K for the fiscal year ended January 28, 1995, Commission File No. 1-8899)

      5.1        Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.*

     23.1        Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (included in Exhibit 5.1)*

     23.2        Consent of KPMG Peat Marwick LLP*

     24.1        Power of Attorney (included on signature page)*

-------------------------

     * Filed herewith.

ITEM 17.      UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by 10(a)(3) of the
              Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke Pines, State of Florida on this 6th day of July, 1998.

                                   CLAIRE'S STORES, INC.


                                   By: /s/ Rowland Schaefer
                                       ----------------------------
                                       Rowland Schaefer

                                       President and Chairman of the
                                         Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ira D. Kaplan and Harold E. Berritt, respectively, his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                        TITLE                                DATE

/s/ Rowland Schaefer                            Chairman of the Board of Directors and           July 6, 1998
----------------------------------------        President (Principal Executive Officer)
Rowland Schaefer

/s/ Marla Schaefer                                       Vice Chairman of the                    July 6, 1998
---------------------------------------                   Board of Directors
Marla Schaefer

/s/ Ira D. Kaplan                               Senior Vice President, Chief Financial           July 6, 1998
---------------------------------------       Officer and Treasurer (Principal Financial
Ira D. Kaplan                                           and Accounting Officer)


/s/ Harold E. Berritt                                          Director                          July 6, 1998
---------------------------------------
Harold E. Berritt

/s/ Bruce G. Miller                                            Director                          July 6, 1998
---------------------------------------
Bruce G. Miller

/s/ Irwin L. Kellner, Ph.D.                                    Director                          July 6, 1998
---------------------------------------
Irwin L. Kellner, Ph.D.

/s/ Steven Tishman                                             Director                          July 6, 1998
---------------------------------------
Steven Tishman

/s/ Bonnie Schaefer                                            Director                          July 6, 1998
---------------------------------------
Bonnie Schaefer

/s/ Sylvia Schaefer                                            Director                          July 6, 1998
---------------------------------------
Sylvia Schaefer

                                 EXHIBIT INDEX



      NUMBER                                        DESCRIPTION                                      PAGE
      ------                                        -----------                                      ----

        4.2          Certificate of Amendment of the Restated Certificate of Incorporation

        4.3          Certificate of Amendment of the Restated Certificate of Incorporation

        5.1          Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.

       23.1          Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
                     (contained in Exhibit 5 herein)

       23.2          Consent of KPMG Peat Marwick LLP

       24.1          Power of Attorney (included on signature page)